Exhibit 99.1

890 5th Avenue Partners, Inc. Stockholders Approve Business Combination with BuzzFeed, Inc.

Merger of 890 and BuzzFeed along with Acquisition of Complex Networks to Close on December 3, 2021

Significant Updates:

•	890 5th Avenue Partners, Inc. stockholders approve business combination with BuzzFeed, Inc. 890 expects all closing conditions to be met and for the business combination to close on December 3, 2021
•	Gross proceeds of at least $150.0 million from fully committed convertible notes and $16.2 million held in trust (assuming no redemption elections are withdrawn)

NEW YORK (BUSINESS WIRE) – December 2, 2021 – 890 5th Avenue Partners, Inc. (“890”) (Nasdaq: ENFA, ENFAU, ENFAW) today announced that its stockholders approved the proposals that were conditions to the closing of the previously announced business combination (the “Business Combination”) with BuzzFeed, Inc. (“BuzzFeed”) at a special meeting of stockholders held today. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The closing of the Business Combination is expected to occur on or about December 3, 2021, subject to the satisfaction or waiver of all closing conditions. Following the closing of the Business Combination, the combined company will be known as BuzzFeed, Inc. and its shares of Class A common stock are expected to commence trading on The Nasdaq Stock Market LLC under the symbol “BZFD” on Monday, December 6, 2021. The closing of BuzzFeed’s previously announced acquisition of Complex Networks is expected to occur on the same day as the closing of the Business Combination.

The transaction is expected to raise at least $166.2 million from a combination of 890 trust proceeds and fully committed convertible notes. 890 shares closed at $9.91 per share on December 2, 2021, and stockholders who elected to redeem will receive approximately $10.00 per share.

About 890 5th Avenue Partners, Inc.

890 is a special purpose acquisition company that specializes in converging technology, media, and telecommunications opportunities. They are investment partners that focus on supporting companies’ strategic growth within the media and telecommunications industry, which is undergoing an unprecedented amount of disruption over an extraordinarily accelerated time frame. 890 is led by seasoned media veterans who are uniquely positioned to advise both legacy assets and emerging growth platforms to scale through strategic combinations.

About BuzzFeed

BuzzFeed is the world’s leading tech-powered, diversified media company that reaches hundreds of millions globally through its cross-platform news and entertainment network. The company produces articles, lists, quizzes, videos, and original series; lifestyle content through brands including Tasty, the world’s largest social food network; original reporting and investigative journalism through BuzzFeed News and HuffPost; an industry-leading affiliate business, strategic partnerships, licensing and product development through BuzzFeed Commerce; and original productions across broadcast, cable, SVOD, film and digital platforms for BuzzFeed Studios.

Non-Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between 890 and BuzzFeed, including the satisfaction of closing conditions to the business combination, the timing of the completion of the business combination and the listing of BuzzFeed, Inc.’s shares on The Nasdaq Stock Market LLC. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of 890’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4, and other documents filed by 890 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and 890 and BuzzFeed assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither 890 nor BuzzFeed gives any assurance that either 890 or BuzzFeed will achieve its expectations.

Contacts – Investors:

For 890 5th Avenue Partners, Inc.: Chris Buffone, chris@890fifthavenue.com

For BuzzFeed, Inc.: Amita Tomkoria, amita.tomkoria@buzzfeed.com

Contacts – Media:

Carole Robinson (BuzzFeed) carole.robinsson@buzzfeed.com

Matt Mittenthal (BuzzFeed) matt.mittenthal@buzzfeed.com

General Media inquiries: pr@buzzfeed.com

SOURCE 890 5th Avenue Partners, Inc.